EXHIBIT 11.1
                             UOL PUBLISHING, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE LOSS


                                                                Year ended December 31,         Nine months ended September 30,
                                                           1993         1994           1995           1995           1996
                                                           ----         ----           ----           ----           ----
Net loss per share:
Weighted average shares of common stock
outstanding.........................................    381,545      417,055        771,171        767,101        796,038
Shares of Series A and Series B Preferred Stock and
Preferred Stock Dividends issued during the twelve
month period prior to the initial filing of the
S-1 (using the treasury stock method)...............    187,787      187,787        187,787        187,787        187,787
Shares of Common Stock issued during the twelve
month period prior to the initial filing of the S-1
(using the treasury stock method)...................      2,098        2,098          2,098          2,098          2,098
Common  equivalent  shares from options,  warrants
and  convertible  debt issued during the twelve
month period prior to the initial filing of the S-1
(using the treasury stock method)...................    117,976      117,976        117,976        117,976        117,976
Total...............................................    689,406      724,916      1,079,032      1,074,962      1,103,899
Loss before extraordinary gain on debt forgiveness..   (413,503)  (1,296,528)    (2,239,641)    (1,329,533)    (3,448,705)
Extraordinary gain on debt forgiveness .............         --      609,270             --             --             --

Net loss ...........................................  $(413,503)   $(687,258)   $(2,239,641)   $(1,329,533)   $(3,448,705)
Accrued dividends to preferred stockholders ........         --           --       (174,889)      (115,472)      (241,915)
Net loss available to common stockholders ..........  $(413,503)   $(687,258)   $(2,414,530)   $(1,445,005)   $(3,690,620)
Net Loss per share:
Loss before extraordinary gain on debt
forgiveness.........................................  $   (0.60)   $   (1.79)   $     (2.24)   $     (1.34)   $     (3.34)
Extraordinary gain on debt forgiveness..............         --         0.84             --             --             --
Net loss per share..................................      (0.60)       (0.95)   $     (2.24)         (1.34)   $     (3.34)

Pro forma net loss per share:
Weighted average shares of common stock
outstanding ........................................         --           --        771,171             --        796,039
Shares of Series A and Series B Preferred  Stock and
Preferred  Stock  Dividends issued during the twelve
month period prior to  the initial filing of the
S-1 (using the treasury stock method)...............         --           --        187,787             --        187,787
Shares of Common  Stock  issued  during the  twelve
month  period  prior to the initial filing of the S-1
(using the treasury stock method)...................         --           --          2,098             --          2,098
Common  equivalent  shares from options,  warrants and
convertible  debt issued during the twelve month period
prior to the initial filing of the S-1
(using the treasury stock method)...................         --           --        117,976             --        117,976
Common equivalent shares from preferred stock
converted upon completion of offering...............         --           --        284,427             --        501,489
Total...............................................         --           --      1,363,459             --      1,605,389
Net loss............................................         --           --    $(2,239,641)            --    $(3,448,705)
Accrued dividends to preferred stockholders ........         --           --       (174,889)            --       (241,915)
Net loss available to common stockholders ..........         --           --    $(2,414,530)            --    $(3,690,620)
Proforma net loss per share.........................         --           --          (1.77)            --          (2.30)


                                        1